Registration No. 33-
______________________________________________________________________________
______________________________________________________________________________
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   Form S-8
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933
                              _________________

                  THE LOUISIANA LAND AND EXPLORATION COMPANY
              (Exact name of issuer as specified in its charter)
         Maryland                                             72-0244700
(State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)
                              909 Poydras Street
                         New Orleans, Louisiana 70160
                                (504) 566-6500
                   (Address of Principal Executive Offices)

                              _________________

                            The LL&E Savings Plan
                           (Full title of the plan)
                               ________________

                        Frederick J. Plaeger, II, Esq.
                   General Counsel and Corporate Secretary
                  The Louisiana Land and Exploration Company
                              909 Poydras Street
                         New Orleans, Louisiana 70160
                                (504) 566-6500
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                               ________________

                                   Copy to:
                             John Schuster, Esq.
                           Cahill Gordon & Reindel
                                80 Pine Street
                           New York, New York 10005
                               ________________

  Approximate date of proposed sale to public:  From time to time after the effective date of this Registration Statement.


                     (Cover page continued on next page)

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                       _______________________________

                       CALCULATION OF REGISTRATION FEE
                       _______________________________

                                                Proposed
                               Proposed         Maximum
Title of                       Maximum          Aggregate        Amount of
Securities to   Amount to be   Offering Price   Offering         Registration
be Registered   Registered     Per Share        Price            Fee
Capital Stock,  250,000 (1)    $44.25 (2)       $11,062,500 (2)  $3,815
par value $.15                                     ---
per share
Participations
in The LL&E Savings Plan (3)       ---             ---               (4)

(1) An additional 500,000 shares of Capital Stock, par value $.15 per share, offered pursuant to The LL&E Savings Plan have been previously registered on Registration Statements No. 2-98948 and
    No. 33-22338 and the registration fee for such shares has been previously paid.
(2) Estimated solely for the purpose of calculating the registration fee, computed pursuant to Rules 457(c) and (h) under the
    Securities Act of 1933, as amended, on the basis of the average of the high and low prices of a share of the registrant's Capital
    Stock as reported in the New York Stock Exchange - Composite
    Transactions System on October 25, 1994.
(3) Pursuant to Rule 416(c) of the General Rules and Regulations (the
    "General Rules") under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate amount of
    Participations in The LL&E Savings Plan to be offered or sold pursuant to such plan.
(4) Pursuant to Rule 457(h)(2) of the General Rules, no registration fee is required to be paid with respect to the Participations being registered hereby.
______________________________________________________________________________
______________________________________________________________________________

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                            PART I.

     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   Plan Information.*

ITEM 2.   Registrant Information and Employee Plan Annual
          Information.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of
          Form S-8.


                            PART II.

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents have been filed by The Louisiana Land and Exploration Company (the "Company") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration
   Statement:

    (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1993 and the Annual Report on Form
   11-K of The LL&E Savings Plan (the "Plan") for the year ended December 31, 1993;

     (b) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994; and

    (c) The section entitled "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-3 (File No. 33-50161).

    All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a

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   part hereof from the date of filing of such documents.
   Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

    Other than the Participations offered hereby, the class of securities offered hereby is registered under
   Section 12 of the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

    None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Under the Article entitled "Corporations and Associations" of the Annotated Code of the State of Maryland, Section 2-418, the Company is empowered to indemnify directors, officers, agents and employees, to purchase and maintain liability insurance on behalf of such persons and to create other and further rights of indemnification by by-law or otherwise. The present indemnification provisions (Article VII, Section 6) of the Company's by-laws expressly provide indemnification for officers and directors of the Company and its subsidiary companies. The indemnification provisions apply to both civil and criminal actions and permit indemnification against expenses (including attorneys' fees), judgments, fines, costs and amounts paid in settlement actually and reasonably incurred if the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal proceedings, if he had no reason to believe his conduct was unlawful.

    The directors and officers of the Registrant and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur



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   in their capacity as such, including liabilities under the
   Securities Act of 1933, under liability insurance policies carried by the Company. The policies cover a one-year period ending June 1, 1995, and the Company expects to be able to renew such policies for additional one-year periods on comparable terms.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.

ITEM 8.   EXHIBITS.

    The following exhibits are filed as a part of this Registration Statement:

Exhibit No.         Description

5 Opinion of Cahill Gordon & Reindel as to the legality of the Capital Stock being registered

15                  Letter of KPMG Peat Marwick LLP re:
                    Unaudited interim financial information

23.1                Consent of Cahill Gordon & Reindel (see
                    Exhibit 5)

23.2                Consent of KPMG Peat Marwick LLP

24                  Powers of Attorney

ITEM 9.   UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers of sales are being made, if applicable, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; provided, however that clauses (1)(a) and 1(b) shall not



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     apply if the information required to be included therein
     is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such



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director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          The registrant undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

                          SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana on the 28th day of October, 1994.

                    THE LOUISIANA LAND AND EXPLORATION COMPANY

                    By:  /s/ Frederick J. Plaeger, II
                              Frederick J. Plaeger, II
                              General Counsel and
                                Corporate Secretary


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature             Capacity in Which Signed          Date


___________*____________   Chairman of the Board,            October 28, 1994
H. Leighton Steward        President, Chief Executive
                           Officer and Director
                           (Principal Executive Officer)


___________*____________   Executive Vice President,         October 28, 1994
Richard A. Bachmann        Finance and Administration;
                           Chief Financial Officer
                           and Director
                           (Principal Financial Officer)


___________*____________   Vice President and Controller     October 28, 1994
Jerry D. Carlisle          (Principal Accounting Officer)


___________*____________   Director                          October 28, 1994
Leland C. Adams






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___________*____________   Director                          October 28, 1994
John F. Greene


___________*____________   Director                          October 28, 1994
Eamon M. Kelly


___________*____________   Director                          October 28, 1994
Kenneth W. Orce


___________*____________   Director                          October 28, 1994
Victor A. Rice


___________*____________   Director                          October 28, 1994
Orin R. Smith


___________*____________   Director                          October 28, 1994
Arthur R. Taylor


___________*____________   Director                          October 28, 1994
W.R. Timken, Jr.


___________*____________   Director                          October 28, 1994
Carlisle A.H. Trost


___________*____________   Director                          October 28, 1994
E.L. Williamson


/s/ Frederick J. Plaeger, II
Frederick J. Plaeger, II
General Counsel and
  Corporate Secretary
(As Attorney-in-fact for each
of the persons indicated)*










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               The Plan.  Pursuant to the requirements of the
     Securities Act of 1933, The LL&E Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of New Orleans, State of Louisiana, on the 28th day of October, 1994.

                                  THE LL&E SAVINGS PLAN


                                  By:/s/ Richard A. Bachmann
                                     Richard A. Bachmann,
                                       Benefits Committee







































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                         Exhibit Index

Exhibit No.         Description

5 Opinion of Cahill Gordon & Reindel as to the legality of the Capital Stock being registered

15                  Letter of KPMG Peat Marwick LLP re:
                    Unaudited interim financial information

23.1                Consent of Cahill Gordon & Reindel (see
                    Exhibit 5)

23.2                Consent of KPMG Peat Marwick LLP

24                  Powers of Attorney